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                                                                    EXHIBIT 10.1

                              STANDSTILL AGREEMENT

                  THIS STANDSTILL AGREEMENT (this "Agreement"), dated as of March 5, 1998 among BGLS INC., a Delaware corporation (the "Company"), AIF II, L.P., a Delaware limited partnership ("AIF II") and ARTEMIS AMERICA PARTNERSHIP, a Delaware partnership (as successor to Artemis America LLC, a Delaware limited liability company) (together with AIF II, the "Participating Holders"). Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture (as defined below).

                  WHEREAS, pursuant to that certain Indenture dated as of January 1, 1996 (the "Indenture") between the Company and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts (the "Trustee"), the Company issued the Series A Securities and the Series B Securities, of which only the Series B Securities remain outstanding;

                  WHEREAS, the Participating Holders (directly or through one or more nominees or custodians, as more fully described on Schedule 1 hereto) and certain other Holders (the "Other Holders") (the Participating Holders and the Other Holders being collectively referred to herein as the "Holders") own all of the outstanding Series B Securities;

                  WHEREAS, pursuant to the Standstill Agreement and Consent dated as of August 28, 1997, as amended, among, inter alia, the Company and the Participating Holders (the "Original Standstill Agreement"), the Participating Holders agreed to refrain from exercising remedies as a result of the failure of the Company to pay to the Participating Holders the interest due to the Participating Holders on July 31, 1997 (the "July Interest Amount") and January 31, 1998 (the "January Interest Amount");

                  WHEREAS, all interest due to the Other Holders, in connection with the July 31, 1997 Interest Payment Date has been paid to such Holders;

                  WHEREAS, the Company has requested, and each of the Participating Holders has agreed, subject to the terms and conditions set forth in this Agreement, for the period commencing on the date hereof and ending on the earlier of the Maturity Date or the occurrence of a Termination Event (as defined in Section 7) (the "Waiver Period"), (i) to waive any Default or Event of Default existing solely as a result of the failure of the Company to pay to such Participating Holder its pro rata share of the July Interest Amount, the January Interest Amount and all amounts due to such Participating Holders on the remaining Interest Payment Dates through and including July 31, 2000 (the "Remaining Interest Payments" and, together with the July Interest Amount and the January Interest Amount, the "Unpaid Interest Amounts"), with such interest payments to be made to the Participating Holders on the Maturity Date, and (ii) that it shall refrain from exercising its rights and remedies against the Company in connection with the Company's failure to pay such Participating Holder its pro rata share of the Unpaid Interest Amounts;


                              Standstill Agreement

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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants and agreement of the parties hereinafter set forth, the parties hereto hereby agree as follows:

                  1. WAIVER OF DEFAULT. Each of the Participating Holders hereby waives, until the expiration of the Waiver Period, any Default or Event of Default existing solely as a result of the Company's failure to pay to such Participating Holder such Participating Holder's pro rata share of the Unpaid Interest Amounts. The Company acknowledges that (i) interest at a rate of 16.75% per annum has accrued pursuant to Section 2.12 of the Indenture on the July Interest Amount from July 31, 1998 through the date of this Amendment and (ii) interest shall accrue at the rate of 15.75% per annum, compounded on a semi-annual basis, on (a) the July Interest Amount plus the amount accrued pursuant to clause (i) above, (b) the January Interest Amount and (c) each Remaining Interest Payment from the date each such payment is due pursuant to
Section 2.13 of the Indenture until all such amounts are paid in full in cash.

                  2. STANDSTILL. Each of the Participating Holders hereby agrees that during the Waiver Period it will not exercise and shall not direct the Trustee to exercise any remedy under the Indenture or the Series B Securities, at law or in equity, which it or the Trustee now has or hereafter may have in respect of any Default or Event of Default resulting solely from the failure of the Company to pay to such Participating Holder its pro rata share of the Unpaid Interest Amounts.

                  4. REMOVAL OF SECURITIES FROM DTC. Each of the Participating Holders agrees that, it shall remove its securities from the Depository Trust Company registry prior to July 1, 1998.

                  5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon the execution and delivery by the Company and each of the Participating Holders of the following documents and the payment of all reasonable fees and expenses of Sidley & Austin, counsel to the Participating Holders:

                  (a)      This Agreement;

                  (b) The five-year Warrants executed by Brooke Group Limited ("BGL") in favor of the Participating Holders for the purchase of an aggregate 2,000,000 shares of the common stock of BGL at an exercise price of $5.00 per share;

                  (c) The Registration Rights Agreements of even date herewith between BGL and the Participating Holders relating to the shares of BGL referred to in clause 5(b);

                  (d) The Warrants executed by BGL in favor of the Participating Holders for the purchase of 2,150,000 shares of the common stock of BGL at an exercise price of $.10 per share;


                              Standstill Agreement

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                  (e)      The Registration Rights Agreements of even date
herewith between BGL and the Participating Holders relating to the shares of BGL referred to in clause 5(d);

                  (f) The Limited Recourse Guarantee of even date herewith between Brooke (Overseas) Ltd. (the "Guarantor") and the Participating Holders; and

                  (g) The Pledge Agreements of even date herewith between the Guarantor and each of the Participating Holders, securing the Limited Recourse Guarantee.

                  (h) The opinion of Milbank, Tweed, Hadley & McCloy in form and substance reasonably satisfactory to the Participating Holders.

                  6. TERMINATION. This Standstill Agreement and Consent shall terminate upon the earlier of (i) the payment in full to each Participating Holder of its pro rata share of the Unpaid Interest Amounts, plus all amounts owing thereon pursuant to Section 2.12 of the Indenture and Section 1 hereof , (ii) the occurrence of an Event of Default (other than in connection with the Unpaid Interest Amounts) and (iii) any redemption or other payment of Securities pursuant to Section 3.08 or 3.09 of the Indenture; provided, that this Standstill Agreement shall only terminate with respect to those AgreementSecurities actually redeemed or repurchased from the Participating Holders pursuant to such sections (a "Termination Event").

                  7. ABSENCE OF WAIVER. The parties hereto agree that, except to the extent expressly set forth herein, nothing contained herein shall be deemed to:

                           (a) be a consent to, or waiver of, any Default or Event of Default;

                           (b) prejudice any right or remedy which any of the Participating Holders may now have or may in the future have under the Indenture, the Series B Securities or otherwise, including, without limitation, any right or remedy resulting from any Default or Event of Default; or

                           (c) constitute a waiver of the rights of any of the Participating Holders under Section 2.12 of the Indenture, except as provided in Section 2 hereof.

                  8. REPRESENTATIONS. Each party hereto hereby represents and warrants to the other parties that:

                           (a) such party is a corporation or partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, as applicable;

                           (b) the execution, delivery and performance of this Standstill Agreement and Consent and each of the documents contemplated hereby by such party is


                              Standstill Agreement

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         within its corporate or partnership powers, as applicable, has been duly authorized by all necessary corporate or partnership action, as applicable, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provisions of law or of the charter or by-laws, or partnership agreement, as applicable, of such party or of any material agreement binding upon such party or its property; and

                           (c) upon its effectiveness under Section 6 hereof, this Standstill Agreement and Consent will be a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

In addition, the Company represents and warrants that to the best of its knowledge, except as set forth herein no Default or Event of Default under the Indenture has occurred and is continuing.

                  9. CONTINUING EFFECT, ETC. Except as expressly provided herein, the Company hereby agrees that the Indenture and the Series B Securities shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Participating Holders thereunder and under applicable law are hereby expressly reserved. In addition, the Company hereby agrees that its obligations under this Standstill Agreement constitute "Secured Obligations" as defined in each of the BGLS Pledge Agreement, the NV Holdings Pledge Agreement and the Pledge Agreements referenced in Section 5(g) above.

                  10.      EXPENSES AND INDEMNIFICATIONS.

                  (a) The Company hereby agrees to reimburse each of the Participating Holders for their reasonable attorneys fees and expenses incurred in connection with this Standstill Agreement, the Original Standstill Agreement, the letter dated August 28, 1997 between the Company and the Participating Holders, and for legal expenses incurred in connection with a due diligence review of certain litigation matters involving the Company and its subsidiaries and a structuring analysis of various alternatives for the proposed restructuring..

                  (b) The Company agrees that an actual or threatened or potential claim, action, suit or proceeding against or affecting an Indemnitee (as defined in the Exchange Agreement dated as of November 21, 1995 among inter alia the Company and the Participating Holders) that at any time results from, relates to or arises out of the execution, delivery or performance by the Participating Holders of this Agreement is deemed to be an Indemnification Event (as defined in the Exchange Agreement).

                  11.      MISCELLANEOUS.

                  (a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


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                  (b)      This Agreement may be executed in any number of
counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                  (c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

                  (d) All obligations of the Company and rights of the Participating Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

                  (e) This Agreement shall be binding upon the Company, the Participating Holders and their respective successors and assigns, and shall inure to the benefit of the Company, the Participating Holders and their respective successors and assigns.

                  (f) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

                  12. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PARTICIPATING HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO FURTHER AGREE THAT THIS AGREEMENT MAY BE FILED AS EVIDENCE OF THE WAIVER REFERRED TO ABOVE IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.























                              Standstill Agreement

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives as of the date first above written.

                                            BGLS INC.


                                            By    /s/ Richard J. Lampen
                                               --------------------------------
                                               Name:  Richard J. Lampen
                                               Title: Executive Vice President



                                            AIF II, L.P.

                                            By APOLLO ADVISORS, L.P.
                                               Managing General Partner

                                            By APOLLO CAPITAL MANAGEMENT, INC.
                                                  General Partner


                                               By   /s/ John J. Hannan
                                                  -----------------------------
                                                  Name:  John J. Hannan
                                                  Title:



                                            ARTEMIS AMERICA PARTNERSHIP

                                            By LION ADVISORS, L.P.
                                               Attorney-in-Fact

                                            By LION CAPITAL MANAGEMENT, INC.
                                               General Partner


                                               By   /s/ John J. Hannan
                                                  -----------------------------
                                                  Name:  John J. Hannan
                                                  Title:









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ACKNOWLEDGED, AGREED & CONSENTED TO
WITH RESPECT TO SECTION 11(b):

BROOKE GROUP LTD.


By  /s/ Richard J. Lampen
    ----------------------------------
    Name:   Richard J. Lampen
    Title:  Executive Vice President




























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                                   SCHEDULE I


                                                          PRINCIPAL AMOUNT ($)
HOLDER                DTC PARTICIPANT (NO.)                OF SERIES B NOTES
------                ---------------------                -----------------

Artemis America       The Bank of New York (901)             $42,513,000
  Partnership

AIF II, L.P.          Chase Manhattan Bank, Trust (931)      $54,726,000




















                              Standstill Agreement